EXHIBIT 10.2.1
[Mastercard Letterhead]
December 31, 2020
Mr. Ajaypal Banga
[Address]

Dear Ajay:
We are pleased to outline our agreement regarding the terms of your new position as Executive Chairman. Your July 1, 2010, Employment Agreement remains in place, with the exception of the new title, role, and compensation terms outlined below.
Effective January 1, 2021, you will serve as Executive Chairman of Mastercard International Incorporated and Mastercard Incorporated. As detailed elsewhere, this role will involve assisting with the transition of the Chief Executive Officer position by serving as an advisor to Mr. Miebach and maintaining key relationships with external stakeholders, as well as leading the Board of Directors.
In your new position, your annual base salary will remain the same and you will continue to be eligible to receive equity awards under the LTIP, but you will not receive an annual bonus.
Please indicate your agreement by signing below and returning this letter agreement to me.
Sincerely,
/s/ Michael Fraccaro
___________________________
Michael Fraccaro

I hereby accept the terms of this letter agreement.
/s/ Ajay Banga
____________________________        Date: December 16, 2020
Ajay Banga
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